EXHIBIT 10.1
June 6, 1997


Mr. M. D. Davis
DSI Toys, Inc.
1100 West Sam Houston Parkway (North)
Houston, Texas 77043
U.S.A.


Dear Mr. Davis,

We are pleased to inform you that we have renewed and modified the following credit facility (Credit Facility) under the terms and conditions as set out below. The Credit Facility is available in the amounts and for the purposes detailed below with the understanding that total usage of the Credit Facility at any one time is not to exceed US$8,000,000 or its foreign currency equivalent.


Borrower       :    DSI (HK) Ltd.

Lender         :    State Street Bank & Trust Company, Hong Kong Branch ("SSHK")

Availability   :    US$8,000,000 for opening back-to-back letters of credit and for negotiating export bills against letters of guarantee for discrepancies. Within the US$8,000,000, there are four sublimits
                    :-

                    (i) Sublimit of US$3,000,000

                           - for creating packing loans upto 35% of each valid export letter of credit from buyers ("master L/C") or purchase order from Toys "R" Us or Kmart pledged to SSHK. The advances against export letters of credit are limited upto US$1,800,000 and upto US$1,200,000 against purchase orders. Tenor for packing loans is the shorter of 90 days, or letter of credit expiry, or the last shipment date of a purchase order.
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                    (ii) Sublimit of US$500,000

                           - for opening simple letter of credit for purchase of finished goods prior to receipt of master L/C from buyers.


                    (iii) Sublimit of US$500,000

                           - for opening simple letters of credit for purchase of finished goods supported by at least the same amount of valid master L/C pledged to SSHK. This type of simple letter of credit is to be called "packing L/C" for the sake of distinguishing from the regular simple L/C.


                    (iv) Sublimit of US$200,000

                           - for overdraft and/or issuance of standby letters of credit for utilities and/or rental deposits purposes.


Security       :    (i)  Cash deposit of US$150,000 currently pledged to SSHK.

                    (ii) A debenture incorporating a floating charge over the
                         receivables and inventory of DSI (HK) Ltd.


Guarantee      :         Corporate guarantee of DSI Toys, Inc.


Conditions     :    (i)  The Credit Facility is for financing the FOB sales of
                         DSI (HK) Ltd. only and not the domestic US sales of DSI
                         Toys, Inc.

                    (ii) All payments from Toys "R" Us and Kmart under the
                         purchase orders financed by SSHK must be remitted direct by the buyers into DSI (HK) Ltd.'s account maintained with SSHK.

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Financial
Statements     :    (i)  Audited annual financial statements of both DSI Toys,
                         Inc. and DSI (HK) Ltd. within 180 days of their fiscal year ends.

                    (ii) Unaudited quarterly financial statements of both DSI
                         Toys, Inc. and DSI (HK) Ltd. within 90 days of the end of each quarter.



Cancellation   :    The Credit Facility, which is subject to review once
                    annually, is cancellable at any time by SSHK at its sole discretion without prior notice to your company. Upon cancellation, all of your company's obligations to SSHK, whether actual, future or contingent, will be due and payable.


If you accept the Credit Facility under the terms and conditions as outlined above, please sign and return to us the enclosed duplicate of this facility letter together with the board minutes resolving the acceptance of this letter.

We look forward to a long and mutually beneficial relationship.


Yours sincerely,                                         Agreed and accepted by:



/S/ Paul Li

Paul Li                                                  /S/ M. D. Davis
Vice President                                           Date: June 30, 1997


PL/am


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